                                                                    EXHIBIT 10.4







                          ASSET ACQUISITION AGREEMENT


                                 BY AND BETWEEN


                             TERRACE HOLDINGS, INC.


                            A DELAWARE CORPORATION,


                                      AND


                         DOWNEAST FROZEN DESSERTS, LLC

                               TABLE OF CONTENTS
                               -----------------


Page
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

1.  DEFINITIONS..................................................   1

    1.1        Affiliate.........................................   1
    1.2        Ancillary Documents...............................   1
    1.3        Assets............................................   1
    1.4        Code..............................................   3
    1.5        Commitments.......................................   3
    1.6        Rights............................................   3
    1.7        Liabilities.......................................   3

2.  SALE OF ASSETS AND EXCHANGE OF STOCK.........................   3

    2.1        Purchase and Sale of Assets and Rights............   3
    2.2        Delivery of Possession and Instruments
               of Transfer.......................................   3

3.  EXCHANGE OF STOCK............................................   4

    3.1        Issuance of THI Shares of Common Stock............   4
    3.2        Exchange of Notes.................................   4
    3.3        Other Consideration...............................   4
    3.4        Allocation of Consideration for Tax Purposes......   4

4.  CLOSING......................................................   5

    4.1        Closing and Closing Date..........................   5
    4.2        Effect of Not Closing.............................   5

5.  REPRESENTATIONS AND WARRANTIES OF DE.........................   5

    5.1        Organization, Good Standing, Power, Etc...........   5
    5.2        Capital Position..................................   6
    5.3        Certificate of Formation and Operating Agreement..   6
    5.4        Subsidiaries, Divisions and Affiliates............   6
    5.5        Equity Investments................................   6
    5.6        Authorization of Agreement.......................... 6
    5.7        Effect of Agreement...............................   7
    5.8        Restrictions; Burdensome Agreements...............   7
    5.9        Governmental and Other Consents...................   7
    5.10       Financial Statements..............................   7
    5.11       Absence of Certain Changes or Events..............   8
    5.12       Title to Assets; Absence of Liens
               and Encumbrances..................................   8
    5.13       Equipment.........................................   9
    5.14       Insurance.........................................   9
    5.15       Agreements, Arrangements, Etc.....................  10
    5.16       Patents, Trademarks, Copyrights, Etc..............  12


                                       i
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
    5.17       Permits, Licenses, Etc............................   13
    5.18       Compliance with Applicable Laws...................   13
    5.19       Litigation........................................   13
    5.20       No Interest in Competitors........................   14
    5.21       Customers, Suppliers, Distributors and Agents.....   14
    5.22       Books and Records.................................   14
    5.23       Employee Benefit Plans............................   15
    5.24       Powers of Attorney................................   15
    5.25       Sufficiency of Assets and Commitments.............   15
    5.26       Labor Disputes, Unfair Labor Practices............   16
    5.27       Past Due Obligations..............................   16
    5.28       Environmental Compliance..........................   16
    5.29       Tax and Other Returns and Reports.................   17
    5.30       Recent Dividends and Other Distributions..........   18
    5.31       Inventory.........................................   18
    5.32       Purchase and Sale Obligations.....................   18
    5.33       Other Information.................................   18
    5.34       Knowledge of DE and Its Members...................   18
    5.35       Approval of Transaction by Members................   18

6.  REPRESENTATIONS AND WARRANTIES OF THI........................   19

    6.1        Organization......................................   19
    6.2        Authorization of Agreement........................   19
    6.3        Effect of Agreement...............................   19
    6.4        Litigation........................................   19
    6.5        Submission of Transactions to Stockholder Vote....   19
    6.6        Capital Position..................................   20
    6.7        Certificate of Incorporation and By-Laws..........   20
    6.8        Subsidiaries, Divisions and Affiliates............   20
    6.9        Equity Investments................................   20
    6.10       Restrictions; Burdensome Agreements...............   20
    6.11       Governmental and Other Consents...................   21
    6.12       Financial Statements..............................   21
    6.13       Absence of Certain Changes or Events..............   21
    6.14       Insurance.........................................   22
    6.15       Agreements, Arrangements, Etc.....................   22
    6.16       Patents, Trademarks, Copyrights, Etc..............   24
    6.17       Permits, Licenses, Etc............................   25
    6.18       Compliance with Applicable Laws...................   25
    6.19       No Interest in Competitors........................   26
    6.20       Books and Records.................................   26
    6.21       Employee Benefit Plans............................   26
    6.22       Powers of Attorneys...............................   27
    6.23       Tax and Other Returns and Reports.................   27
    6.24       Recent Dividends and Other Distributions..........   27
    6.25       Other Information.................................   27
    6.26       Knowledge of THI..................................   28

                                        ii


7.  PRE-CLOSING COVENANTS OF DE..................................   28
    7.1        Conduct of Business Until Closing Date............   28
    7.2        Approvals, Consents and Further Assurances........   29
    7.3        Access to Properties, Records, Suppliers,
               Agents, Etc.......................................   29
    7.4        Advice of Changes.................................   29
    7.5        Conduct...........................................   30
    7.6        Employee Benefit Plans............................   30
    7.7        Satisfaction of Conditions by DE..................   30
    7.8        Non-Disclosure of Negotiations and
               Non-Usage of Documents of THI.....................   30

8.  PRE-CLOSING COVENANTS OF THI.................................   30
    8.1        Conduct of Business Until Closing Date............   31
    8.2        Access to Properties, Records, Suppliers,
               Agents, Etc.......................................   32
    8.3        Advice of Changes.................................   32
    8.4        Conduct...........................................   32
    8.5        Employee Benefit Plans............................   32
    8.6        Satisfaction of Conditions by THI.................   32
    8.7        Confidentiality...................................   33

9.  POST-CLOSING COVENANTS.......................................   33

    9.1        Further Assurances................................   33
    9.2        Composition of Board..............................   33
    9.3        Confidentiality...................................   33
    9.4        Cooperation.......................................   34
    9.5        Registration of Certain Shares....................   34

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THI...............   34

    10.1       Accuracy and Representations and Warranties.......   34
    10.2       Performance of Agreements.........................   34
    10.3       Litigation, Etc...................................   35
    10.4       Approvals and Consents............................   35
    10.5       Manager's Certificate.............................   35
    10.6       Officer's Certificate.............................   35
    10.7       Good Standing Certificates........................   36
    10.8       No Material Adverse Change........................   36
    10.9       Actions, Proceedings, Etc.........................   36
    10.10      Opinion of Counsel to DE..........................   36
    10.11      Licenses, Permits, Consents, Etc..................   36
    10.12      Documentation of Rights...........................   36
    10.13      Employment of Namiot..............................   36
    10.14      Officers' Financial Certificate...................   37
    10.15      Accountants Letter................................   37

    10.16      Net Worth.........................................   37
    10.17      Completion of Due Diligence.......................   37
    10.18      Update of Exhibits................................   37
    10.19      Agreement to Sell or Purchase Certain Businesses..   38
    10.20      Assignments of Passover Contracts.................   38

11. CONDITIONS PRECEDENT TO THE OBLIGATION
    OF DE........................................................   38

    11.1       Accuracy of Representations and Warranties........   39
    11.2       Performance of Agreements.........................   39
    11.3       Secretary's Certificate...........................   39
    11.4       Actions, Proceedings, Etc.........................   39
    11.5       No Injunction.....................................   39
    11.6       Opinion of Counsel to Buyer.......................   39
    11.7       Completion of Schedules and Exhibits..............   39
    11.8       No Material Adverse Change........................   39

12. SURVIVAL OF REPRESENTATIONS AND
    WARRANTIES; INDEMNIFICATION..................................   40

    12.1       Survival..........................................   40
    12.2       Indemnification by DE.............................   40
    12.3       Indemnification by THI............................   40
    12.4       Right to Defend...................................   41
    12.5       Subrogation.......................................   41

13. MISCELLANEOUS................................................   41

    13.1       Expenses..........................................   41
    13.2       Termination of Agreement..........................   42
    13.3       Waivers...........................................   42
    13.4       Binding Effect; Benefits..........................   42
    13.5       Assignment........................................   42
    13.6       Notices...........................................   42
    13.7       Entire Agreement..................................   43
    13.8       Headings; Certain Terms...........................   43
    13.9       Counterparts......................................   44
    13.10      Governing Law.....................................   44
    13.11      Severability......................................   44
    13.12      Amendments........................................   44
    13.13      Transaction Taxes.................................   44
    13.14      Disclosures.......................................   44
    13.15      Section References................................   44
    13.16      Brokers and Finders; Consultant...................   44

                           SCHEDULE AND EXHIBIT INDEX
                           --------------------------


1.    Exhibit 1.3(b)          Inventory
2.    Exhibit 1.3(c)          Equipment
3.    Exhibit 1.3(d)          Rights (Patents, Trademarks, Copyrights, etc.)
4.    Exhibit 1.3(g)          Accounts Receivable
5.    Exhibit 1.3(h)          Real Property (owned or leased)
6.    Exhibit 1.3(j)          Excluded Assets
7.    Exhibit 3.2             Promissory Notes - Holders and Amounts
8.    Exhibit 3.3             Form of "Class C" Warrant
9.    Exhibit 3.4             Allocation of Consideration
10.   Exhibit 4.1             Form of Closing Memorandum
11.   Exhibit 5.1             Good Standing Certificates - DE
12.   Exhibit 5.2(a)          Equity Securities of DE Reserved for Issuance
                              or Outstanding
13.   Exhibit 5.2(b)          Outstanding Offers, Options, Warrants, Equity
                              Securities, Etc.
14.   Exhibit 5.2(c)          Membership Interests
15.   Exhibit 5.3             Certificate of Formation and Operating
                              Agreement of DE
16.   Exhibit 5.4             Subsidiaries, Divisions and Affiliates of DE
17.   Exhibit 5.5             Equity Investments
18.   Exhibit 5.10            Financial Statements of DE
19.   Exhibit 5.11            Material Adverse Changes
20.   Exhibit 5.12            Liens and Encumbrances of DE
21.   Exhibit 5.14            Insurance Policies
22.   Exhibit 5.15.1          Commitments
23.   Exhibit 5.16            Patents, Trademarks, Copyrights
24.   Exhibit 5.17            Permits, Licenses, Etc.
25.   Exhibit 5.19            Material Litigation
26.   Exhibit 5.20            5% Interest Ownership Table
27.   Exhibit 5.21            Interest in Competitors
28.   Exhibit 5.23            Employee Benefit Plans
29.   Exhibit 5.24            Powers of Attorney
30.   Exhibit 5.25            Sufficiency of Assets & Commitments
31.   Exhibit 5.26            Material Labor Disputes
32.   Exhibit 5.27            Past Due Obligations
33.   Exhibit 5.28.A          Environmental Compliance
34.   Exhibit 5.28.B          Assignment of Indemnification
35.   Exhibit 5.29.A          Tax Examination Dates
36.   Exhibit 5.29.B          Examinations of Tax Returns by Governmental
                              Agency
37.   Exhibit 5.29.C          Proposal by Governmental Entity of Deficiency,
                              Assessment or Claim of Taxes
38.   Exhibit 5.31.A          Inventory
39.   Exhibit 5.31.B          Non-useable Inventory
40.   Exhibit 6.6.A           Equity Securities of THI that are Reserved for
                              Issuance
41.   Exhibit 6.6.B           Outstanding Offers, Options, Warrants, Rights,
                              Calls, Commitments, Obligations

42.   Exhibit 6.7            Certificate of Incorporation and By-Laws of
                             THI
43.   Exhibit 6.8            Subsidiaries, Divisions, or Affiliates of THI
44.   Exhibit 6.9            Equity Investments
45.   Exhibit 6.12           Form 10-KSB, Forms 10-QSB
46.   Exhibit 6.13           Material Adverse Changes
47.   Exhibit 6.14           Insurance Policies
48.   Exhibit 6.15.1         Agreements, Etc.
49.   Exhibit 6.16           Patents, Trademarks, Etc.
50.   Exhibit 6.17           Permits, Licenses, Etc.
51.   Exhibit 6.19           Interest in Competitors
52.   Exhibit 6.21           Employee Benefit Plans
53.   Exhibit 6.22           Powers of Attorney
54.   Exhibit 6.23.A         Tax Examination Dates
55.   Exhibit 6.23.B         Examined Tax Returns of THI
56.   Exhibit 6.23.C         Proposed by Governmental Entity of Tax
                             Deficiency
57.   Exhibit 10.10          Opinion of Counsel to DE
58.   Exhibit 10.13          Milton Namiot Employment Agreement
59.   Exhibit 10.14          Officer's Financial Certificate
60.   Exhibit 10.15          Accountant's Letter
61.   Exhibit 10.18          Amendment to Exhibits
62.   Exhibit 10.19          Agreement to Sell and Purchase
63.   Exhibit 10.20          Assignment of Passover Agreements
64.   Exhibit 11.3           Secretary's Certificate of THI
65.   Exhibit 11.4(a)        Consent of Biltmore Securities, Inc.
66.   Exhibit 11.4(b)        "Fairness Opinion" of M.H. Meyerson & Co.,
                             Inc.
67.   Exhibit 11.6           Opinion of Counsel to THI
68.   Exhibit 13.16.2.A      Settlement Agreement and General Release of
                             All Claims between DE and Barclay Partners,
                             LLC

69.   Exhibit 13.16.2.B      Letter Agreement between THI and Barclay
                             Partners, LLC

                          ASSET ACQUISITION AGREEMENT
                          ---------------------------


     THIS ASSET ACQUISITION AGREEMENT ("Agreement") is made and entered into as of this 9th day of December, 1996, by and between Terrace Holdings, Inc., a Delaware corporation, or its assignee under Section 13.5 of this Agreement ("THI") and DownEast Frozen Desserts, LLC, a Delaware limited liability company whose sole business is the ownership and operation of Deering Ice Cream Company of Portland, Maine (collectively "DE").

                                   RECITALS:
                                   ---------

     WHEREAS, DE owns and operates the Assets (as hereinafter defined);

     WHEREAS, THI desires to purchase from DE, and DE desires to sell to THI, the Assets on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the foregoing the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS
          -----------

     1.1 "Affiliate". As used in this Agreement, the term "Affiliate" shall mean, as applied to any person, any other person directly or indirectly
controlling, controlled by, or under common control with, that person.   For
purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

     1.2 "Ancillary Documents" shall have the meaning set forth in Section 9.1 hereof.

     1.3 "Assets". As used in this Agreement, the term "Assets" shall mean the assets of DE (as of the Closing) as follows:

          (a) the business of DE as a going concern, the goodwill pertaining thereto and all of DE's right, title and interest in and to the name "Deering Ice Cream", and all other names used by DE, as well as all logos relating thereto;

          (b) all items of inventory owned by DE including, without limitation, all raw materials, work-in-progress and finished products of DE (all of which are collectively referred to hereinafter as "Inventory"), including those items of Inventory set forth in Exhibit 1.3(b);

          (c) all vehicles, machinery, equipment (including equipment which has previously been fully depreciated by DE and all equipment loaned to customers), furniture, fixtures and non-inventory supplies of DE (including containers, packaging and shipping material, tools and spare parts and other similar tangible personal property owned by DE, which are listed on
     Exhibit 1.3(c), all of which are collectively referred to hereinafter as the "Equipment");

          (d) all of DE's right, title and interest in and to the United States and foreign rights of DE currently owned or used by DE (and the rights proposed to be used) which are set forth on Exhibit 1.3(d), in the conduct of the business of DE, with respect to copyrights, licenses, trademarks, trademark rights, service mark rights, and trade secrets, shop rights, know-how, technical information, techniques, discoveries, designs, proprietary rights and non-public information and registrations, reissues and extensions thereof and applications and licenses therefor, including the items listed on Exhibit 1.3(d) (all of such rights being collectively referred to hereinafter as the "Rights");

          (e) all books and records of DE including all in-house mailing lists, other customer and supplier lists, trade correspondence, production and purchase records, promotional literature, data storage tapes and computer disks, computer software, order forms, accounts payable records (including invoices, correspondence and all related documents), accounts receivable ledger from January 1, 1996 through the Closing Date, all documents relating to uncollected invoices, and all shipping records from January 1, 1996 through the Closing Date;

          (f)  all contracts, agreements and orders for goods;

          (g) all trade receivables of DE ("Accounts Receivable") and all advance payments, prepaid items, rights to offset and credits of all kinds of DE, including those items listed in Exhibit 1.3(g);

          (h) all real property owned or leased by DE together with all fixtures attached thereto, including those items listed in Exhibit 1.3(h) (the "Real Property");

          (i) all real property and all tangible personal property owned by DE which is not specifically included in, or specifically excluded by, the foregoing subsections (a) through (j); and

          (j) all other assets of DE, including rights arising from Commitments and Rights, except as specifically excluded on Exhibit 1.3(j) ("Excluded Assets").

     1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, and/or superseded.

     1.5 "Commitments" shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or where they are verbal, written summaries of the materials terms thereof), fixed or contingent, required to be disclosed on Exhibit 5.15.1.

     1.6 "Rights" shall mean copyrights, licenses, patents, trademarks, trademark rights, tradenames, service marks, service mark rights, and trade secrets, shop rights, know-how, technical information, techniques, discoveries, designs, proprietary rights and non-public information of DE and registrations, reissues and extensions thereof and applications and license therefor.

     1.7 "Liabilities" shall mean all indebtedness, liabilities, obligations and Commitments of DE directly related to the Assets and shown on the balance sheet of DE included in the Financial Statements (as defined in Section 5.10) and which are outstanding at the time of Closing, and all such indebtedness, liabilities, obligations and Commitments incurred by DE since the date of the aforesaid Financial Statements in the ordinary course of business and consistent with the terms and provisions of this Agreement which remain outstanding at the time of Closing hereunder.

     2.   SALE OF ASSETS AND EXCHANGE OF STOCK
          ------------------------------------

     2.1 Purchase and Sale of Assets and Rights. In exchange for the shares of Common Stock of THI and other consideration set forth in Section 3 specified herein, and upon and subject to the terms and conditions of this Agreement, THI agrees to purchase and acquire from DE, and DE agrees to sell, assign, transfer, convey and deliver to THI or its assignee under Section 13.5 at the Closing, all rights, title and interest in and to the Assets subject to the Liabilities.

     2.2 Delivery of Possession and Instruments of Transfer. At the Closing, DE shall deliver to THI warranty bills of sale and such other instruments of transfer requested by and satisfactory to THI and its counsel for the consummation of the transactions contemplated under this Agreement and as are necessary to vest in THI all of DE's rights, title and interest in and to the Assets, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction other than the applicable Liabilities to which the Assets are subject.

     3.   EXCHANGE OF STOCK
          -----------------

     3.1 Issuance of THI Shares of Common Stock. Subject to the conditions precedent set forth in this Agreement, at the Closing, THI shall issue to DE an aggregate of up to 1,000,000 shares of THI common stock, par value $.001 per share ("Shares"). Except as otherwise expressly provided in this Agreement, none of such shares shall be registered. Except as otherwise expressly provided for in this Agreement, certificates evidencing the Shares shall have stop transfer orders placed against them on the books of THI's transfer agent and each shall bear substantially the following legend:

     "The securities represented by this Certificate were acquired on _________________________ without registration under the Securities Act of 1933, as amended, or any applicable state securities law. No transfer, sale or other disposition of these securities or any interest therein may be made except under an effective registration statement under said Act covering such securities unless the Corporation has received an opinion of counsel satisfactory to it that such transfer or resale does not require registration under said Act."

     3.2  Exchange of Notes.  Of the 1,000,000 Shares to be issued under Section
3.1 above, up to 400,000 Shares shall be issued to those Members of DE holding DE Promissory Notes in the aggregate of $525,000 principal amount, plus accrued but unpaid interest thereon (approximately $37,000) in exchange therefor, as their interests appear (on Exhibit 3.2 hereto). To the extent any Member of DE notifies THI in writing at least thirty days prior to Closing that such Member of DE desires to be repaid on the applicable Member's Note, then, THI at Closing shall pay such Member the full unpaid principal amount, plus accrued but unpaid interest of such Member's Note, and the number of Shares to be issued by THI shall be reduced one share of THI Common Stock for each $1.405 of principal plus interest so paid at Closing.

     3.3 Other Consideration. In further consideration of the sale by DE, and the purchase by THI, of the Assets, subject to the condition precedent set forth in this Agreement, at the Closing, THI shall issue to DE warrants to purchase 250,000 shares of THI common stock at an exercise price of $2.50 per share ("Warrants") and shall reserve such number of shares of its common stock for issuance upon exercise thereof. The Warrants shall be in the form and contain the terms and conditions attached hereto as Exhibit 3.3. Except as otherwise expressly provided in this Agreement or Exhibit 3.3, none of such Warrants or the shares issuable upon exercise thereof shall be registered and certificates evidencing such Warrants or shares shall bear a legend substantially similar to that set forth in Section 3.1.

     3.4 Allocation of Consideration for Tax Purposes. The parties agree to allocate the consideration paid pursuant to this

Agreement in the manner and in accordance with the values specified in Exhibit
3.4 for tax purposes. None of the parties shall, at any time hereafter, in any tax or information return filed with any state or federal agency or in any audit, other tax proceeding or otherwise, take a position which is contrary to such allocation.

     4.   CLOSING
          -------

     4.1 Closing and Closing Date. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Terrace Holdings, Inc., at 2:00 p.m. (local time), February 17, 1997, or at such later date, place or time as the parties shall otherwise mutually agree upon or as shall be necessitated by
Section 6.5 (the date of the Closing being referred to herein as the "Closing Date"). All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated. Provided the Closing Date is on or prior to the date set forth in Section 13.2(b), the effective date of the Closing of the transactions contemplated by this Agreement shall be as of January, 1997. The actions and documents necessary for the consummation of transactions contemplated by this Agreement shall be set forth in the Closing Memorandum attached hereto as Exhibit 4.1.

     4.2 Effect of Not Closing. If there is no Closing and consummation hereunder solely because (i) the Members of DE have not affirmatively approved as required by Section 5.35, or (ii) the stockholders of THI have not affirmatively approved as required by Section 6.5, then the party whose Members or stockholders do not so approve, as the case may be, thereupon shall pay to the other party $50,000 as a "break-up" fee and this Agreement shall be deemed terminated.

     5.  REPRESENTATIONS AND WARRANTIES OF DE
         ------------------------------------

     As an inducement to THI to enter into this Agreement and perform its obligations hereunder, DE hereby represents and warrants to THI as follows, each of which representation and warranty is material and is being relied upon by THI, and each of which is true as of the date hereof and shall be true as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

     5.1 Organization, Good Standing, Power, Etc. DE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. DE is authorized or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction (set forth in Exhibit 5.1) in which the character and location of its Assets or the nature of the business transacted by DE makes such qualification necessary. DE has all requisite power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) to own or lease and operate its properties and assets, and carry on its business as it is presently being conducted.

     5.2  Capital Position.
          ----------------

     (a) DE has authorized ten Membership Interests, all of which are issued and outstanding, duly authorized, validly issued, fully paid, and were issued in compliance with all federal and applicable state securities laws. Except as set forth in Exhibit 5.2(a), there are no equity securities of DE that are reserved for issuance or are outstanding.

     (b) Except as set forth in Exhibit 5.2(b) hereof, there are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any Membership Interests of DE or any other securities (as such term is defined in the Securities Act of 1933, as amended).

     (c) Except as set forth in Exhibit 5.2(c) hereof, Membership Interests are owned by the Members of DE free and clear of all liens, charges, encumbrances or claims of any kind whatsoever.

     5.3  Certificate of Formation and Operating Agreement.  Attached as Exhibit
5.3 hereto are correct and complete copies of the Certificate of Formation of DE, as amended to date, and the Operating Agreement of DE, as amended to date. Such Certificate of Formation and Operating Agreement are in full force and effect.

     5.4  Subsidiaries, Divisions and Affiliates.  Except as set forth on
Exhibit 5.4, there are no subsidiaries, divisions or Affiliates of DE. Except as set forth on Exhibit 5.4, the business of DE has been conducted solely by DE and not through any Affiliate, joint venture or other entity, person or under any other name.

     5.5 Equity Investments. Except as set forth in Exhibit 5.5, DE does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

     5.6 Authorization of Agreement. The execution, delivery and performance of this Agreement has been, and the Ancillary Documents will be, duly and validly executed and delivered by DE. This Agreement constitutes a valid and binding obligation of DE enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

     5.7 Effect of Agreement. The execution, delivery and performance of this Agreement by DE, and the consummation by DE of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which DE is subject; (b) violate any judgment, order, writ or decree of any court applicable to DE; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to, any corporate charter, organizational document, operating agreement, by-law, commitment, contract or other agreement or instrument, including any of the Commitments, to which DE is a party or by which any of the Assets is or may be bound or affected or from which DE derives benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business of DE or any of the Assets.

     5.8 Restrictions; Burdensome Agreements. DE is not a party to any contract, commitment or agreement, nor is DE or the Assets subject to, or bound or affected by, any provision of the Articles of Organization, Operating Agreement or other company restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect DE's business or any of the Assets.

     5.9 Governmental and Other Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by DE of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

     5.10  Financial Statements.  DE has delivered to THI, and included in
Exhibit 5.10 hereto are, correct and complete copies of financial statements of DE for the period from inception through October 31, 1996 (the "Financial Statements"). The Financial Statements were audited by Hamel, Asselin & Sweat. The Financial Statements are in accordance with the books and records of DE, have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately present and financial position of DE at their respective dates and the results of operations and cash flows for the respective periods covered thereby, and all items that could have a material adverse effect on the willingness of a prospective purchaser to acquire DE have been disclosed in the Financial Statements or in the Exhibits to this Agreement.

     5.11 Absence of Certain Changes or Events. Except as set forth on Exhibit 5.11, since January 1, 1996, DE has not: (a) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on, DE's financial condition, results of operations or business or the value of the Assets; (b) incurred damage to or destruction of any material Asset or material portion of the Assets, whether or not covered by insurance; (c) incurred any material obligation or liability (fixed or contingent) except (i) current trade or business obligations incurred in the ordinary course of business, none of which were entered into for grossly inadequate consideration, (ii) obligations or liabilities under the Commitments to the extent required thereby, and (iii) obligations and liabilities under this Agreement; (d) made or entered into contracts or commitments to make any capital expenditures in excess of Five Thousand Dollars ($5,000.00); (e) mortgaged, pledged or subjected to lien or any other encumbrance any of the Assets (except for purchase money liens used in the acquisition of the Assets, as set forth on Exhibit 5.11); (f) sold, transferred or leased any material Asset or material portion of the Assets, or canceled or compromised any debt or material claims, except in each case, in the ordinary course of business; (g) sold, assigned, transferred or granted any rights under or with respect to any licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset including, but not limited to, the Rights; (h) amended or terminated any of the contracts, agreements, leases or arrangements which otherwise would have been set forth on Exhibit 5.15.1 hereto; (i) waived or released any other rights of material value; (j) entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect the Assets or the business of DE; or (k) done or suffered anything material to invalidate or jeopardize its plant's or products' kosher certification by The Union of Orthodox Jewish Congregations of America.

     5.12 Title to Assets; Absence of Liens and Encumbrances. Except as set forth on Exhibit 5.12, (a) DE has good title to, and owns outright, the Assets, which include substantially all of DE's assets reflected in the Financial Statements (except (i) as sold, used or otherwise disposed of in the ordinary course of business, and (ii) as disclosed in the Financial Statements), free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer or other defects as to title; and (b) immediately following the Closing, THI will have good and marketable title to all Assets, free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer, or other defects of any nature. The leases and other agreements or instruments under which DE holds, leases or is entitled to the use of any real or personal property included in the Assets (a correct and complete list of such leases and other agreements or instruments being set forth on Exhibit 5.15.1) are in full force and effect and all rentals, royalties or other payments accruing thereunder prior to the date hereof have been duly paid. DE enjoys peaceable and undisturbed possession under all such leases, and the change in ownership of the Assets will not adversely affect such leases, other agreements and instruments.

     5.13 Equipment. Set forth on Exhibit 1.3(c) is a correct and complete list as of October 31, 1996 of all of the Equipment (as defined in Section 1.3(c)), indicating for each piece of Equipment whether it is owned or leased and setting forth where it is located. None of the Equipment has been disposed of since June 1, 1996. Except as noted on Exhibit 1.3(c), all of the Equipment
(a) is in good working condition, with no material defects, and generally has been suitable to DE for the uses for which it was designed or has been employed by DE, and (b) conforms in all material respects with any laws, ordinances, regulations, orders or other similar governmental requirements relating to its use, as the same are currently in effect.

     5.14 Insurance. There are no outstanding or unsatisfied written requirements or repeated verbal recommendations imposed or made by any of DE's current insurance companies with respect to current policies covering any of the Assets, or by any governmental authority requiring or recommending, with respect to any of the Assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the Assets. DE carries, and (with respect to any period for which a claim against DE may still arise) has always carried product liability insurance, worker's compensation insurance in reasonable amounts, and other insurance which is reasonably necessary to the conduct of the DE's business. On Exhibit 5.14 is set forth a correct and complete list of (a) all currently effective insurance policies and bonds covering the Assets or the business of DE, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (b) for the five-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or to the Assets or relating to the business or products of DE which in the aggregate are in excess or One Thousand Dollars ($1,000.00), and (ii) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto which in the aggregate are in excess of one Thousand Dollars ($1,000.00). Except as set forth on Exhibit 5.14, as of the date hereof there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid. There are no pending or threatened terminations or premium increases with respect to any of such policies or bonds and there is no condition or circumstance applicable to the business of DE which may result in such termination or increase. DE and the Assets are in compliance with all conditions contained in such policies or bonds, except for non-compliance which, individually or in the aggregate, would not have a material adverse affect on the business of DE or the Assets.

     5.15  Agreements, Arrangements, Etc.
           -----------------------------

     5.15.1 Except as set forth on Exhibit 5.15.1, DE is not a party to, nor are DE or any of the Assets bound by any:

          (a)  lease agreement (whether as lessor or lessee) of the Assets;

          (b) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

          (c) employment or other contract or agreement with an employee or independent contractor which (i) may not be terminated without liability to DE upon notice to the employee or independent contractor of not more than 30 days, or (ii) provides payments (contingent or otherwise) of more than $10,000 per year (including all salary, bonuses and commissions);

          (d) agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing Assets or other goods to DE;

          (e)  non-competition, secrecy or confidentiality agreements;

          (f) agreement or other arrangement for the sale of goods or services by DE to any third party (including the government or any other governmental authority);

          (g)  agreement with any labor union;

          (h) policy of insurance (including bonds) in force with respect to DE or any of its operations, properties, assets or executive officers;

          (i) agreement, contract or order with any distributor, dealer, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract or more than $5,000 and a term of more than six months under any such contract or order;

          (j) agreement, contract or order with any manufacturer, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms);

          (k) agreement with any food distributor or brokerage company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of DE's products to its customers;

          (l)  joint venture or partnership agreement with any other person;

          (m) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

          (n) agreement with any banks or other persons, other than its employees or its Members (as listed on Exhibit 3.2), for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

          (o) agreement with any bank, finance company or similar organization which acquires from DE receivables or contracts for sales on credit;

          (p) agreement granting any person a lien, security interest or mortgage on any of the Assets, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

          (q) agreement for the incurrence of any capital expenditure in excess of $5,000;

          (r)  advertising, publication or printing agreement;

          (s) agreement which restricts DE from doing business anywhere in the world;

          (t) agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

          (u) other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (a) through (t), materially affecting the Assets or DE's business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

Correct and complete copies of all Commitments required to be shown on Exhibit
5.15.1 have been separately delivered to THI prior to the date hereof.

     5.15.2 Each of the Commitments is valid, in full force and effect and enforceable by DE in accordance with its terms.

     5.15.3 Except as set forth on Exhibit 5.15.1, DE has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the Commitments and Liabilities, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the business of DE or the Assets. Furthermore, there has not occurred any default by DE or any event which, with the lapse of time or the election of any person other than DE, will become a default, nor has there occurred any default by others or any event which, with the lapse of time or the election of DE, will become a default under any of the Commitments or Liabilities, except for such defaults, if any, which (a) have not resulted and will not result in any material loss to or liability of DE or any of its successors or assigns or
(b) have been indicated on Exhibit 5.15.1. DE is not in arrears in any material respect with respect to the performance of satisfaction of the terms or conditions to be performed or satisfied by it under any of the Commitments or Liabilities and no waiver or variance has been granted by any of the parties hereto.

     5.15.4 After the Closing, except as set forth on Exhibit 5.15.1, each of the Commitments and Liabilities related to the Assets does not require the consent of the other parties thereto and, with respect to any of the Commitments or Liabilities which do require the consent of the other parties thereto, DE has obtained such consent and has provided or will provide THI with copies thereof.

     5.16 Patents, Trademarks, Copyrights, Etc. Exhibit 1.3(d) sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each of the Rights set forth on such Exhibit and (ii) the product, service, or products or services of DE which make use of, or are sold, licensed or made under, each such Right. All of the Rights are included in the Assets and constitute all Rights necessary for the conduct of the business of DE, as such business is currently being conducted. Except as set forth on
Exhibit 5.16, DE has not sold, assigned, transferred, licensed, sub-licensed or conveyed the Rights, or any of them, or any interest in the Rights, or any of them, to any person, and has the entire right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Rights necessary to the conduct of the business of DE as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor the use thereof by DE, the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. The conduct of the business of DE as currently operated, and the use of the Assets does not and will not conflict with, or infringe, legally enforceable rights of third parties. Except as set forth on Exhibit 5.16, the Rights owned by or licensed to DE have not been used, and no use is now being made, by any entity except DE and other entities duly licensed to use the same. Except as set forth on Exhibit 5.16, there is no infringement of any proprietary right owned or licensed by DE.

     5.17 Permits, Licenses, Etc. There are no permits, licenses, registrations, memberships, orders or approvals of governmental or administrative authorities or required to permit DE to carry on its business as currently conducted (other than (i) permits, licenses, registrations, trade memberships, orders or approvals which are set forth on Exhibit 5.17, all of which are in full force and effect, and (ii) other permits, licenses, orders or approvals, the failure to obtain which would not, individually or in the aggregate, have a material adverse affect on the Assets or on DE's business).

     5.18 Compliance with Applicable Laws. The conduct of DE of its business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any law, statute, ordinance, regulation or executive order (including, without limitation, the Federal Food, Drugs and Cosmetics Act, as amended, the Occupational Safety and Health Act, the National Environmental Policy Act and the Foreign Corrupt Practices Act and the respective regulations thereunder and similar applicable state laws and regulations, including but not limited to agriculture) currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse affect on the Assets or DE's business. DE is not in default under any governmental or administrative registration, membership or license issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the financial condition, results of operations or business of DE or the value of the Assets.

     5.19 Litigation. Except as set forth on Exhibit 5.19, there is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification) the business of DE or any of the Assets, or the transactions contemplated by this Agreement; nor are any facts known to DE, which it believes could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any adverse affect, individually or in the aggregate in excess of Five Thousand Dollars ($5,000) upon the business of DE, the value of the Assets or the transactions contemplated by this Agreement. DE has not waived any statute of limitations or other affirmative defense with respect to any of its obligations. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which DE is a party, or to which DE is subject. Neither DE nor any current officer, director, Member, partner or employee of DE or any Affiliate of DE has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the business engaged in by DE. DE's worker's compensation experience rating for the five-year period ending on the Closing Date is set forth in Exhibit 5.19.

     5.20 No Interest in Competitors. Set forth on Exhibit 5.20 is a list describing the extent to which DE, any of its Members or any officer, manager or director of DE or any Affiliate of any of the foregoing, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent), or consultant to any corporation, partnership, limited partnership, limited liability company, joint venture, association or other entity which is a competitor, supplier or customer of DE or has any type of business or professional relationship with DE.

     5.21 Customers, Suppliers, Distributors and Agents. Except as set forth on Exhibit 5.21, DE has no knowledge or reason to believe that any customer, client, distributor, supplier or any other person or entity with material business dealings with DE, will or may cease to continue such relationship with DE, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing Date. Except for such common public information, DE has no knowledge of (1) any other existing or contemplated modification or change in the business relationship of DE with, or (2) any existing condition or state of facts or circumstances which has affected adversely, will adversely affect (in more than a minimal manner), or has a reasonable likelihood of adversely affecting the business of DE with its customers, clients, suppliers or other persons or entities with material business dealings with DE or which has prevented or will prevent such business from being carried on by DE under its new ownership after the Closing in essentially the same manner as it is currently carried on.

     5.22 Books and Records. The books of account and other financial and corporate records of DE are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

     5.23 Employee Benefit Plans. Except as described in Exhibit 5.23, DE does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans. Exhibit 5.23 sets forth a correct and complete list of each and every employee benefit plan, including each pension, profit sharing, stock bonus, bonus, deferred compensation, severance, stock option or purchase plan, or other retirement plan or arrangement, covering employees of DE (the "Employee Benefit Plans"). For each such employee pension plan, multi-employer plan or welfare plan as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA") and for each Employee Benefit Plan with respect to which DE is a "party in interest" as defined in Section 3 of ERISA, or a "disqualified person" as defined in Section 4975 of the Code, DE has delivered to THI complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto; (ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year's Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by Section 412 of ERISA; and (vi) the summary plan description. DE has complied with all of the rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of DE's employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated has since its inception been operated in accordance with its provisions and is in compliance with such rules and regulations. Neither DE nor any Employee Benefit Plans maintained by DE or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans, and DE does not have any knowledge that any other person has not complied with these rules and regulations.

     5.24 Powers of Attorney. Except as set forth on Exhibit 5.24, no person has any power of attorney to act on behalf of DE in connection with any of DE's properties or business affairs other than such powers to so act as normally pertain to the officers of DE.

     5.25  Sufficiency of Assets and Commitments.  Except as set forth in
Exhibit 5.25, the Assets and the Commitments, taken in the aggregate, are sufficient, and constitute all of the property and

Rights necessary, for the continuation of the business and operations of DE on a basis consistent with past operations.

     5.26  Labor Disputes, Unfair Labor Practices.  Except as set forth on
Exhibit 5.26, neither DE nor any Shareholder is engaged in any labor practice which would have a material adverse affect on the Assets or DE's business. There is no pending or affirmatively threatened (i) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority or (ii) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of DE. There have been no strikes, labor disputes, slow-downs, walkouts, or work stoppages involving employees of DE. No union representation question exists with respect to the employees of DE and no union organizing activities are taking place. DE has not received notice from any of its employees of such employee's intent to terminate his or her employment or bring any action against DE or any Shareholder for any reason related to the transactions contemplated by this Agreement or for any other reason.

     5.27 Past Due Obligations. Except as set forth on Exhibit 5.27, no past due obligations of DE over $500 have given rise or shall give rise within 5 days after the Closing Date (except as such will be performed by DE prior to the Closing so as to relieve THI of all liability therefor) to any additional liability to THI on account of their being past due.

     5.28 Environmental Compliance. Except as set forth in Exhibit 5.28.A, (i) DE has not generated, used, transported, treated, stored, released or disposed of, nor has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any laws or governmental regulation; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of DE or the use of any property, facility or Assets of DE or to the knowledge of DE any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any laws or governmental regulation or which would require reporting to or notification of any governmental entity;
(iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of DE; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the business of DE has been and his being handled or dealt with in all respects in compliance with applicable local, state and federal laws. For purposes of this Section, "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances", or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, toxicity or "EP toxicity", and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production or crude oil, natural gas or geothermal energy.

     Each item listed on Exhibit 5.28.A occurred/existed prior to or at the time the facility at 135 Walton Street, Portland, Maine, was first leased to DE by Cooper, Inc. (the "Lessor"). Except where otherwise indicated, DE has no knowledge about any of the listed items, and reports only that which has been conveyed to it by the Lessor and other sources. The Lessor of the property has represented and warranted to DE that no hazardous substances or hazardous wastes were on the property as of the date of the lease, except as may be listed on
Exhibit 5.28.A. The Lessor has also agreed to indemnify, defend and hold DE harmless from and against any and all environmental claims, demands, damages, environmental liabilities, and costs, actions, orders, expenses, liens or any other liability, and for any resulting judgments, settlements, fines, penalties, attorney's fees, and other litigation expenses arising from and caused by any and all adverse environmental conditions whether known or unknown, existing on or at the leased premises prior to the date of the lease, so long as DE, its employees, agents and contractors, did not contribute to any such liabilities, and the assignment of such indemnification to THI from and after Closing is attached hereto as Exhibit 5.28.B.

     5.29 Tax and Other Returns and Reports. DE has timely filed or will file all federal, state and local tax returns and information returns ("Tax Returns") required to be filed by DE and has paid all taxes due for all periods ending on or before December 31, 1995. Adequate provision has been made in the books and records of DE and in the Financial Statements referred to in Section 5.10 above, for all taxes whether or not due and payable and whether or not disputed.
Exhibit 5.29.A lists the date or dates through which the IRS and any other governmental entity have examined the United States federal income tax returns and any other Tax Returns of DE. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate and in all material respects. Except as set forth in Exhibit 5.29.B, no governmental entity has, during the past three years, examined or is in the process of examining any Tax Returns of DE. Except as set forth on Exhibit 5.29.C, no Governmental Entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for taxes and there would be no basis for any such delinquency, assessment, lien or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against DE or with respect to any tax return filed or to be filed by DE.

     5.30 Recent Dividends and Other Distributions. There has been no dividend or other distribution of assets or securities whether consisting or money, property or any other thing of value, declared, issued or paid to or for the benefit of DE's Members subsequent to the date of the most recent financial statements described in Section 5.10 by DE.

     5.31 Inventory. Except as set forth in Exhibits 5.31A and B, all of the Inventory has been received within 18 months of December 1, 1996 and is of a quantity and quality saleable at regular prices or usable in the ordinary course of business during 1996. Exhibit 5.31A shall specify all Inventory that was received more than 18 months before the Closing Date, including the calendar month in which such Inventory was received, by quantity and product family.
Exhibit 5.31B shall specify all Inventory which is not of a quality or quantity saleable or usable in the ordinary course of business during 1996.

     5.32 Purchase and Sale Obligations. All purchase, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of DE have been made in the usual and ordinary course of its business in accordance with normal practices. On the Closing Date, DE shall deliver to THI a schedule of all such uncompleted purchase and sale orders and other commitments with respect to any of DE's obligations as of a date not earlier than ten (10) days prior to the Closing.

     5.33 Other Information. None of the information which has been or may be furnished by DE or any of its representatives to THI or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits hereto) or any Ancillary Document or any certificate or instrument delivered or to be delivered by or on behalf of DE in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

     5.34 Knowledge of DE and its Members. As to each representation and warranty made by DE under this Article 5, any fact or information known to any Member of DE or notice received by any Member of DE related to the business and operations of DE, shall be imputed to DE as if such fact or information were known to DE or such notice received by DE.

     5.35 Approval of Transaction by Members. Within ten (10) days of the execution of this Agreement, the transactions contemplated in this Agreement shall be submitted to the Members of DE to consider and vote thereon and the Closing hereunder shall be subject to such Members' affirmative vote as required under its Certificate of Formation and Operating Agreement.

     6.   REPRESENTATIONS AND WARRANTIES OF THI
          -------------------------------------

     THI hereby represents and warrants to DE as follows, each of which representation and warranty shall be true as of the Closing Date:

     6.1 Organization. THI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. THI has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by THI, and the consummation of the transactions contemplated hereby have been duly and effectively authorized by THI's Board of Directors. Subject to Section 6.5, this Agreement has been duly and validly authorized, executed and delivered on behalf of THI. Subject to Section 6.5, this Agreement constitutes a valid and binding obligation of THI, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

     6.3 Effect of Agreement. The execution, delivery and performance of this Agreement by THI and consummation by THI of the transactions contemplated hereby will not, with or without the giving or notice and the lapse of time, or both,
(a) violate any provision of law, statute, rule, regulation or executive order to which the THI is subject; (b) violate any judgment, order, writ or decree of any court applicable to THI; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the Certificate of Incorporation of THI or any commitment, contract or other agreement on instrument to which THI is a party.

     6.4 Litigation. To the best knowledge of THI, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

     6.5 Submission of Transactions to Stockholder Vote. THI has been advised that it is required to submit the acquisition transactions contemplated herein to its stockholders for approval. As soon as is practicable hereafter, and consistent with applicable state corporate and federal securities law and regulation, the transactions contemplated in this Agreement shall be submitted to the THI stockholders to consider and vote thereon and the Closing hereunder shall be subject to such stockholder consideration. DE hereby agrees fully to cooperate with THI and at its expense provide all reasonable assistance and documentation as may be necessary for THI fully to comply with the applicable requirements under the proxy or other applicable reporting rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and for the NASDAQ SmallCap Market, with respect to any such submission to stockholders, any required reporting of the transactions contemplated in this Agreement and for continued NASDAQ eligibility.

     6.6  Capital Position.
          ----------------

     (a) THI has authorized 10,000,000 shares of common stock, par value $.001, of which 3,312,000 are issued and outstanding, duly authorized, validly issued, fully paid, and were issued in compliance with all federal and applicable state securities laws. Except as set forth in Exhibit 6.6(a), there are no equity securities of THI that are reserved for issuance or are outstanding.

     (b) Except as set forth in Exhibit 6.6(b) hereof, there are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any shares of THI or any other securities (as such term is defined in the Securities Act of 1933, as amended).

     6.7 Certificate of Incorporation and By-Laws. Attached as Exhibit 6.7 hereto are correct and complete copies of the Certificate of Incorporation of THI, as amended to date, and the By-Laws of THI, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect.

     6.8  Subsidiaries, Divisions and Affiliates.  Except as set forth on
Exhibit 6.8, there are no subsidiaries, divisions or Affiliates of THI. Except as set forth on Exhibit 6.8, the business of THI has been conducted solely by THI and not through any Affiliate, joint venture or other entity, person or under any other name.

     6.9 Equity Investments. Except as set forth in Exhibit 6.9, DE does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

     6.10 Restrictions; Burdensome Agreements. THI is not a party to any contract, commitment or agreement, nor is THI subject to, or bound or affected by, any provision of the Certificate of Incorporation, By-Laws or other company restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect THI's business or any of the Assets.

     6.11 Governmental and Other Consents. Except in connection with Section 6.5, no consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by DE of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

     6.12  Financial Statements.  THI has delivered to DE, and included in
Exhibit 6.12 hereto are, correct and complete copies of its Form 10-KSB for the year ended December 31, 1995, and its Forms 10-QSB for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996. THI has also delivered to DE the separate unaudited financial statements of its wholly owned subsidiaries The Lasko Companies, Inc., A&E Management, Inc., and Prime Concern Kosher Foods, Inc. for the same periods as the aforesaid Forms 10-QSB (the "Stand Alone Financials"). The Forms 10-QSB and the Stand Alone Financials are in accordance with the books and records of THI, have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately present and financial position of THI (or the separate subsidiaries, as the case may be) at their respective dates and the results of operations for the respective periods covered thereby.

     6.13 Absence of Certain Changes or Events. Except as set forth on Exhibit 6.13, since October 1, 1996, THI has not: (a) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on, THI's financial condition, results of operations or business; (b) incurred damage to or destruction of any material asset, whether or not covered by insurance; (c) incurred any material obligation or liability (fixed or contingent) except (i) current trade or business obligations incurred in the ordinary course of business, none of which were entered into for grossly inadequate consideration, and (ii) obligations and liabilities under this Agreement; (d) made or entered into contracts or commitments to make any capital expenditures in excess of Five Thousand Dollars ($5,000.00); (e) mortgaged, pledged or subjected to lien or any other encumbrance any material assets of THI (except for purchase money liens used in the acquisition of the such assets, as set forth on Exhibit 6.13); (f) sold, transferred or leased any material asset, or canceled or compromised any debt or material claims, except in each case, in the ordinary course of business; (g) sold, assigned, transferred or granted any rights under or with respect to any licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset; (h) amended or terminated any material contracts, agreements, leases or arrangements; (i) waived or released any other rights of material value; (j) entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect the business of THI; or (k) done or suffered anything material to invalidate or jeopardize its kosher certification by Orthodox Rabbinical Board of Broward and Palm Beach Counties.

     6.14 Insurance. There are no outstanding or unsatisfied written requirements or repeated verbal recommendations imposed or made by any of THI's current insurance companies with respect to current policies covering its assets, or by any governmental authority requiring or recommending, with respect to any of its assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of its assets. THI carries, and (with respect to any period for which a claim against THI may still arise) has always carried product liability insurance, worker's compensation insurance in reasonable amounts, and other insurance which is reasonably necessary to the conduct of the THI's business. On Exhibit 6.14 is set forth a correct and complete list of (a) all currently effective insurance policies and bonds covering the business of THI, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (b) for the five-year period ending on the date hereof, (i) all accidents, casualties or damage occurring relating to the business or products of THI which in the aggregate are in excess or One Thousand Dollars ($1,000.00), and (ii) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto which in the aggregate are in excess of one Thousand Dollars ($1,000.00). Except as set forth on Exhibit 6.14, as of the date hereof there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid. There are no pending or threatened terminations or premium increases with respect to any of such policies or bonds and there is no condition or circumstance applicable to the business of THI which may result in such termination or increase. THI IS in compliance with all conditions contained in such policies or bonds, except for non-compliance which, individually or in the aggregate, would not have a material adverse affect on the business of THI.

     6.15  Agreements, Arrangements, Etc.
           -----------------------------

     6.15.1 Except as set forth on Exhibit 6.15.1, THI is not a party to, nor is THI bound by any:

          (a)  lease agreement (whether as lessor or lessee);

          (b) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

          (c) employment or other contract or agreement with an employee or independent contractor which (i) may not be terminated without liability to THI upon notice to the employee or independent contractor of not more than 30 days, or (ii) provides payments (contingent or otherwise) of more than $10,000 per year (including all salary, bonuses and commissions);

          (d) agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing goods to THI;

          (e)  non-competition, secrecy or confidentiality agreements;

          (f) agreement or other arrangement for the sale of goods or services by THI to any third party (including the government or any other governmental authority);

          (g)  agreement with any labor union;

          (h) policy of insurance (including bonds) in force with respect to THI or any of its operations, properties, assets or executive officers;

          (i) agreement, contract or order with any distributor, dealer, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract or more than $5,000 and a term of more than six months under any such contract or order;

          (j) agreement, contract or order with any manufacturer, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms);

          (k) agreement with any food purveying company, management company or any other individual or entity involved with the marketing or distribution of THI's products or services to its customers;

          (l)  joint venture or partnership agreement with any other person;

          (m) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

          (n) agreement with any banks or other persons, other than its employees, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

          (o) agreement with any bank, finance company or similar organization which acquires from THI receivables or contracts for sales on credit;

          (p) agreement granting any person a lien, security interest or mortgage on any of THI's material assets, including, without limitation, any factoring or agreement for the assignment of receivables;

          (q) agreement for the incurrence of any capital expenditure in excess of $5,000;

          (r)  advertising, publication or printing agreement;

          (s) agreement which restricts THI from doing business anywhere in the world;

          (t) agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

          (u) other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (a) through (t), materially affecting THI's business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

     6.15.2 Except as set forth on Exhibit 6.15.1, THI has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the agreements or arrangements therein listed, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the business of THI. Furthermore, there has not occurred any default by THI or any event which, with the lapse of time or the election of any person other than THI, will become a default, nor has there occurred any default by others or any event which, with the lapse of time or the election of THI, will become a default under any of them, except for such defaults, if any, which (a) have not resulted and will not result in any material loss to or liability of THI or any of its successors or assigns or (b) have been indicated on Exhibit 6.15.1. THI is not in arrears in any material respect with respect to the performance of satisfaction of the terms or conditions to be performed or satisfied by it under any of its material obligations and no waiver or variance has been granted by any of the parties hereto.

     6.16 Patents, Trademarks, Copyrights, Etc. Exhibit 6.16 sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each of the patents, trademarks, copyrights, etc., set forth on such Exhibit and (ii) the product, service, or products or services of THI which make use of, or are sold, licensed or made under, each such right. All of said rights constitute all such rights necessary for the conduct of the business of THI, as such business is currently being conducted. Except as set forth on Exhibit 6.16, THI has not sold, assigned, transferred, licensed, sub-licensed or conveyed any such rights, or any interest in them, to any person, and has the entire right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to them necessary to the conduct of the business of THI as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor the use thereof by THI, the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. Except as set forth on Exhibit 6.16, such rights owned by or licensed to THI have not been used, and no use is now being made, by any entity except THI and other entities duly licensed to use the same. Except as set forth on Exhibit 6.16, there is no infringement of any proprietary right owned or licensed by THI.

     6.17 Permits, Licenses, Etc. There are no permits, licenses, registrations, memberships, orders or approvals of governmental or administrative authorities or required to permit THI to carry on its business as currently conducted (other than (i) permits, licenses, registrations, trade memberships, orders or approvals which are set forth on Exhibit 6.17, all of which are in full force and effect, and (ii) other permits, licenses, orders or approvals, the failure to obtain which would not, individually or in the aggregate, have a material adverse affect on THI's business).

     6.18 Compliance with Applicable Laws. The conduct of THI of its business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any law, statute, ordinance, regulation or executive order (including, without limitation, the Federal Food, Drugs and Cosmetics Act, as amended, the Occupational Safety and Health Act, the National Environmental Policy Act and the Foreign Corrupt Practices Act and the respective regulations thereunder and similar applicable state laws and regulations, including but not limited to agriculture) currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse affect on THI's business. THI is not in default under any governmental or administrative registration, membership or license issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the financial condition, results of operations or business of THI.

     6.19 No Interest in Competitors. Set forth on Exhibit 6.19 is a list describing the extent to which THI, or any officer, or director of THI or any Affiliate of any of the foregoing, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent), or consultant to any corporation, partnership, limited partnership, limited liability company, joint venture, association or other entity which is a competitor, supplier or customer of THI or has any type of business or professional relationship with THI.

     6.20 Books and Records. The books of account and other financial and corporate records of THI are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in its filings with the Securities and Exchange Commission.

     6.21 Employee Benefit Plans. Except as described in Exhibit 6.21, THI does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans. Exhibit 6.21 sets forth a correct and complete list of each and every employee benefit plan, including each pension, profit sharing, stock bonus, bonus, deferred compensation, severance, stock option or purchase plan, or other retirement plan or arrangement, covering employees of THI (the "Employee Benefit Plans"). For each such employee pension plan, multi-employer plan or welfare plan as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA") and for each Employee Benefit Plan with respect to which THI is a "party in interest" as defined in Section 3 of ERISA, or a "disqualified person" as defined in Section 4975 of the Code, THI has delivered to THI complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto; (ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year's Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by Section 412 of ERISA; and (vi) the summary plan description. THI has complied with all of the rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of THI's employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated has since its inception been operated in accordance with its provisions and is in compliance with such rules and regulations. Neither THI nor any Employee Benefit Plans maintained by THI or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans, and THI does not have any knowledge that any other person has not complied with these rules and regulations.

     6.22 Powers of Attorney. Except as set forth on Exhibit 6.22, no person has any power of attorney to act on behalf of THI in connection with any of THI's properties or business affairs other than such powers to so act as normally pertain to the officers of THI.

     6.23 Tax and Other Returns and Reports. THI has timely filed or will file all federal, state and local tax returns and information returns ("Tax Returns") required to be filed by THI and has paid all taxes due for all periods ending on or before December 31, 1995. Adequate provision has been made in the books and records of THI, for all taxes whether or not due and payable and whether or not disputed. Exhibit 6.23.A lists the date or dates through which the IRS and any other governmental entity have examined the United States federal income tax returns and any other Tax Returns of THI. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate and in all material respects. Except as set forth in Exhibit 6.23.B, no governmental entity has, during the past three years, examined or is in the process of examining any Tax Returns of THI. Except as set forth on Exhibit 6.23.C, no Governmental Entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for taxes and there would be no basis for any such delinquency, assessment, lien or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against THI or with respect to any tax return filed or to be filed by THI.

     6.24 Recent Dividends and Other Distributions. There has been no dividend or other distribution of assets or securities whether consisting or money, property or any other thing of value, declared, issued or paid to or for the benefit of THI's stockholders subsequent to the date of the most recent financial statements described in Section 6.12 by THI.

     6.25 Other Information. None of the information which has been or may be furnished by THI or any of its representatives to DE or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits hereto) or any Ancillary Document or any certificate or instrument delivered or to be delivered by or on behalf of THI in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

     6.26 Knowledge of THI. As to each representation and warranty made by THI under this Article 6, any fact or information known to any executive officer of DE or notice received by any executive officer of THI related to the business and operations of THI, shall be imputed to THI as if such fact or information were known to THI or such notice received by THI.

     7.  PRE-CLOSING COVENANTS OF DE
         ---------------------------

     DE hereby covenants and agrees with THI that DE shall do, or cause to be done, the following, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be:

     7.1 Conduct of Business Until Closing Date. Except as permitted or required hereby or as THI may otherwise consent in writing, DE shall:

          7.1.1 operate the business of DE only in the usual, regular and ordinary manner, and use its best efforts to (a) preserve the present business organization of DE intact, (b) keep available the services of the present employees of DE, and (c) preserve the current business relationships of DE with customers, clients, suppliers, distributors and others having business dealings with it;

          7.1.2 bear the risk of loss or damage to the Assets on and prior to the Closing where such risk of loss is not the legal obligation of another, and maintain all properties necessary for the conduct of the business of DE, whether owned or leased;

          7.1.3 maintain the books, records and accounts of DE in the usual, regular and ordinary manner, on the basis consistent with prior periods;

          7.1.4 duly comply with all laws, rules and regulations applicable to DE and to the conduct of its business;

          7.1.5 perform all of the obligations of DE without default, unless such default is of no significance to DE and could have no adverse impact on DE, its Assets or business;

          7.1.6 neither (a) amend DE's Articles of Organization or Operating Agreement; (b) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity; nor (c) change the character of the business of DE;

          7.1.7 neither (a) encumber, mortgage, or voluntarily subject to lien any of the existing Assets; (b) transfer, sell, lease, license or otherwise dispose of any of, or any part of, the Assets (other than in the ordinary course of business); (c) convey, transfer or acquire any material Asset or property to, for or on behalf of DE other than in the ordinary course of business; (d) enter into any arrangement, agreement or undertaking, with respect to any of the employees relating to the payment of bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any such employee; nor (e) incur any material fixed or contingent obligation or enter into any agreement, commitment, contract or other transaction or arrangement relating to the business of DE or the Assets;

          7.1.8 not make any distributions or dividends of Assets or securities, nor any changes to the capital structure of DE; and

          7.1.9 neither modify, change or terminate any of its material obligations other than in the ordinary course of business, nor grant any power of attorney with respect to the business of DE or the Assets to any party except THI.

     7.2 Approvals, Consents and Further Assurances. DE shall use its best efforts to obtain in writing as promptly as possible all approvals, consents and waivers required in order to effectuate the transactions contemplated hereby, including but not limited to the consents of any lessors to or co-packer customers of DE, and shall deliver to THI copies, reasonably satisfactory in form and substance to counsel to THI, of such approvals and consents. DE shall use its best efforts to assist THI, its counsel and accountants fully to comply with the matters described in Section 6.5. DE shall also use its best efforts to assure that the other conditions set forth in Article 10 hereof are satisfied by the Closing Date.

     7.3 Access to Properties, Records, Suppliers, Agents, Etc. DE shall give to THI and to THI's counsel, financiers, accountants and other representatives access to and copies of such of DE's properties, personnel, books, tax returns, contracts, commitments and records as relate to the Assets, suppliers, agents, distributors, etc. or other aspects of the business of DE; and shall furnish to THI and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of DE, if so requested) and financial and other information concerning such business, Assets, suppliers, agents, etc. as THI or its representatives may from time to time request.

     7.4 Advice of Changes. If DE becomes aware of any fact or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the business or Assets of DE, it shall promptly advise THI in writing thereof.

     7.5 Conduct. Except as permitted or required hereby or as THI may otherwise consent in writing, neither DE nor any of its Members shall enter into any transaction or take any action which would result in any of the representations and warranties of DE contained in this Agreement or in any Ancillary Document not being true and correct as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

     7.6 Employee Benefit Plans. Except for payment of DE's current obligations, DE shall not incur any additional obligations or liabilities, including (i) all liabilities for all claims incurred, whether or not reported, on or before the Closing Date under all "employee welfare benefit plans," within the meaning of Section 3(l) of ERISA, (ii) all liabilities or obligations for vacations or sick leave or retiree, medical or life benefits to employees or former employees of DE, and (iii) all liabilities of DE for all benefits accrued under any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA under each Employee Benefit Plan.

     7.7 Satisfaction of Conditions by DE. DE hereby covenants and agrees with THI that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, it shall use its best efforts to assure that the conditions set forth in Article 10 hereof are satisfied by the Closing Date.

     7.8 Non-Disclosure of Negotiations and Non-Usage of Documents of THI. DE hereby covenants and agrees with THI that it shall not use, show, display, describe or otherwise disclose, directly or indirectly, in any manner, this Agreement, any Exhibits hereto or any other document created by THI's counsel, in whole or in part, which was the subject of negotiations between THI and the Shareholders, or any of the terms or other aspects of the negotiations between THI and DE, in the event that the Closing shall not occur for any reason. DE further agrees that it will return and cause all of its advisors, representatives and other parties, over which it has control, to return to THI all documents or other written materials regarding this transaction that were obtained from THI or its counsel during the course of the negotiations (including all drafts of all documents).

     8.   PRE-CLOSING COVENANTS OF THI

     THI hereby covenants and agrees with DE that THI shall do, or cause to be done, the following, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be:

     8.1 Conduct of Business Until Closing Date. Except as permitted or required hereby or as DE may otherwise consent in writing, THI shall:

          8.1.1 operate the businesses of THI only in the usual, regular and ordinary manner, and use its best efforts to (a) preserve the present business organization of THI intact, (b) keep available the services of the present employees of THI, and (c) preserve the current business relationships of THI with customers, clients, suppliers, distributors and others having business dealings with it;

          8.1.2 provide DE with copies of unaudited pro forma combined statements of operations of THI and DE as of December 31, 1995 and September 30, 1996 and an unaudited pro forma combined balance sheet of DE and THI as of September 30, 1996, as well as unaudited consolidated statements of cash flows of THI for each calendar month between the date of this Agreement and the Closing Date;

          8.1.3 maintain the books, records and accounts of THI in the usual, regular and ordinary manner, on the basis consistent with prior periods;

          8.1.4 duly comply with all laws, rules and regulations applicable to THI and to the conduct of its businesses;

          8.1.5 neither (a) amend THI's Certificate of Incorporation or By-Laws; (b) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity; nor (c) change the character of the business of THI;

          8.1.6 neither (a) materially encumber, mortgage, or voluntarily subject to material lien any of its material assets; (b) transfer, sell, lease, license or otherwise dispose of any of, or any part of, its material assets (other than in the ordinary course of business); (c) convey, transfer or acquire any material asset or property to, for or on behalf of THI other than in the ordinary course of business; (d) enter into any arrangement, agreement or undertaking, with respect to any of the employees relating to the payment of bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any such employee; nor (e) incur any material fixed or contingent obligation or enter into any agreement, commitment, contract or other transaction or arrangement relating to the business of THI;

          8.1.7 not make any distributions or dividends in kind or of securities, nor any changes to the capital structure of THI; and

          8.1.8 neither modify, change or terminate any of its material obligations other than in the ordinary course of business, nor grant any power of attorney with respect to the businesses of THI to any party.

     8.2 Access to Properties, Records, Suppliers, Agents, Etc. THI shall give to DE and to DE's counsel, financiers, accountants and other representatives access to and copies of such of THI's properties, personnel, books, tax returns, contracts, commitments, records, suppliers, agents, distributors, etc. or other aspects of the business of THI; and shall furnish to DE and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of THI, if so requested) and financial and other information concerning such business, suppliers, agents, etc. as DE or its representatives may from time to time request.

     8.3 Advice of Changes. If THI becomes aware of any fact or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the business of THI, it shall promptly advise DE in writing thereof.

     8.4 Conduct. Except as permitted or required hereby or as DE may otherwise consent in writing, neither THI nor any of its Members shall enter into any transaction or take any action which would result in any of the representations and warranties of THI contained in this Agreement or in any Ancillary Document not being true and correct as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

     8.5 Employee Benefit Plans. Except for payment of THI's current obligations, THI shall not incur any additional obligations or liabilities, including (i) all liabilities for all claims incurred, whether or not reported, on or before the Closing Date under all "employee welfare benefit plans," within the meaning of Section 3(l) of ERISA, (ii) all liabilities or obligations for vacations or sick leave or retiree, medical or life benefits to employees or former employees of THI, and (iii) all liabilities of THI for all benefits accrued under any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA under each Employee Benefit Plan.

     8.6 Satisfaction of Conditions by THI. THI hereby covenants and agrees with DE that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, THI shall use its best efforts to assure that the conditions set forth in Article 11 hereof are satisfied by the Closing Date.

     8.7. Confidentiality. Prior to the Closing, THI will use its best efforts to keep confidential any and all information furnished to it by DE in the course of negotiations, except (i) to the extent any such information must be disclosed to any lenders interested in the transaction, (ii) to the extent such information must be disclosed to comply with the applicable securities laws, rules and regulations, and (iii) for information that is available to THI from sources other than DE without violating the law. If for any reason the Closing shall not occur, THI, to the extent such information has not then already been publicly disclosed, will continue to use its best efforts to keep such information confidential, to the extent that it is protectable by law, and will not use it and will return to DE all documents or other written materials regarding DE and any copies thereof obtained from DE or made by it through DE during the course of the negotiations.

     9.  POST-CLOSING COVENANTS
         ----------------------

     9.1. Further Assurances. After the Closing hereunder, DE, at the request of THI, shall execute, acknowledge and deliver to THI, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents (together with the instruments referred to in Section 1.3, referred to herein collectively as the "Ancillary Documents") and take such other action as THI may reasonably request (a) to confirm the transfer to and fully vest in THI, and protect THI's right, title and interest in and to all of DE's right, title and interest in and to the Assets, and (b) otherwise to consummate the transactions contemplated by this Agreement.

     9.2. Composition of Board. Following the Closing hereunder, Messrs. Milton Namiot and Steven Shulman shall be appointed additional members of the Board of Directors of THI. Thereupon, the Board of Directors shall designate and appoint Samuel Lasko as Chairman of the Board, Milton Namiot as President and Chief Executive Officer and Jonathan Lasko as Executive Vice President and Chief Operating Officer.

     9.3 Confidentiality. DE shall use its best efforts to keep confidential any and all information concerning THI and its principals and Affiliates, except for information that may be available from sources generally available to the public. If for any reason the Closing shall not occur, DE will continue to use its best efforts to keep the information concerning THI and its principals and Affiliates confidential and will not use it for any purpose and will return to THI all documents or other written materials and any copies thereof obtained or made by it during the course of the negotiations concerning THI and its principals and Affiliates.

     9.4 Cooperation. DE shall cooperate with THI and shall cause its Members to cooperate with THI in arranging or participating in meetings between THI and suppliers, co-packing customers, agents, distributors and others who have or have had a business relationship with DE, at times that are non-injurious in a material way to the operations of DE.

     9.5 Registration of Certain Shares. As soon as is practicable following the Closing, THI shall use its best efforts to register for public sale (i) the shares of Common Stock underlying the Warrants described in Section 3.3, (ii) the shares of Common Stock underlying the Warrants described in Section 13.16,
(iii) 250,000 shares beneficially owned by Samuel H. Lasko, (iv) 250,000 shares beneficially owned by Jonathan S. Lasko, and (v) the shares of Common Stock underlying the Warrants described in Section 10.19. With the exception of the shares described in clauses (iii), (iv) and (v) above, all of such shares, if and when registered, shall be subject to acceptable lock-up provisions and sale restrictions for up to 18 months with Biltmore Securities, Inc.

     10.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THI

     The obligations of THI pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by THI in its sole discretion:

     10.1 Accuracy of Representations and Warranties. All representations and warranties made by DE (contained in this Agreement, any Exhibit or Schedule hereto, or any certificate or instrument delivered to THI or its representatives by DE or its representatives) shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to representations that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby.

     10.2 Performance of Agreements. DE shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

     10.3  Litigation, Etc.

          10.3.1 Except as set forth on Exhibit 5.19, no claim, action, suit, proceeding, arbitration, investigation or hearing or note of hearing shall be pending or threatened against or affecting THI or DE or any of the Assets, which (a) might result either in an action or enjoin or prevent the consummation of the transactions contemplated by this Agreement; (b) in the reasonable judgment of THI would materially adversely affect the business of DE or the ability of THI to consummate the transactions contemplated by this Agreement or to own the Common Stock or to operate the business of DE.

          10.3.2 DE shall not be in violation of any law, statute, ordinance, rule, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect the Assets or the business of DE; or which would individually or in the aggregate, materially adversely affect the ability of THI to consummate the transactions contemplated by this Agreement or to own the Assets or to operate the business of DE.

          10.3.3 No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of THI to consummate the transactions contemplated by this Agreement or to own the Assets or to operate any such business.

     10.4 Approvals and Consents. DE shall have obtained, and THI shall have received copies of, all of the approvals and consents referred to in Section 7.2, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to THI and its counsel.

     10.5. Manager's Certificate. THI shall have received an accurate certificate of the Manager of DE, dated the Closing Date, satisfactory in form and substance to THI and its counsel, certifying (a) as to the fulfillment of the matters specified in Sections 10.1 through 10.3, and (b) any changes that THI is required to be notified of pursuant to Section 7.4, or that previously had not been disclosed to THI.

     10.6 Officer's Certificate. THI shall have received an accurate certificate, dated the Closing Date, of Milton Namiot, President and Chief Executive Officer of DE, dated as of the Closing Date, stating, among other things, that he is not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor is he aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, Assets, liabilities, management or prospects of DE.

     10.7 Good Standing Certificates. THI shall have received (a) a certificate of the office of the Secretary of State of Delaware, dated within 5 days before the Closing Date, certifying that the records of such state regarding DE organized in such state reflect neither a certificate of dissolution, a court order declaring dissolution, a business combination which terminated its existence, nor suspension of its powers, rights and privileges, and that in accordance with the records of such state, such company is authorized to exercise all of its powers, rights and privileges in such state and (b) a telegram or other document from one or more appropriate officials of the State of Delaware or an affidavit of counsel with respect to telephone conversations with such officials, dated within two days before the Closing Date, to the same effect.

     10.8 No Material Adverse Change. THI shall confirm to its sole satisfaction that (i) there have been no material adverse changes in the financial condition, business, operations, assets, liabilities, management or prospects of DE; and (ii) there are no material adverse tax consequences to any of the parties to the agreement described in Section 10.19.

     10.9 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed in a manner reasonably satisfactory to THI, such approval not to be unreasonably withheld.

     10.10 Opinion of Counsel to DE. THI shall have received an opinion of Messrs. Sanders and McDermott, counsel to DE, addressed to THI, dated the Closing Date, to the effect set forth in, and substantially in the form, of
Exhibit 10.10.

     10.11 Licenses, Permits, Consents, Etc. THI shall have received evidence, in form and substance reasonably satisfactory to counsel for THI, that such licenses, permits, consents, approvals, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of DE have been obtained.

     10.12 Documentation of Rights. DE shall have delivered to THI true and complete copies of all of the documentation held by DE relating to each of the Rights.

     10.13 Employment of Namiot. THI shall have entered into an Employment Agreement with Milton Namiot of Portland, Maine ("Namiot"), under which Namiot from and after Closing shall be the President and Chief Executive Officer of THI and DE for at least three years at a base salary of $175,000 per annum. Said Employment Agreement shall be substantially in the form of Exhibit 10.13 attached hereto.

     10.14 Officers' Financial Certificate. THI shall have received an accurate certificate as set forth in Exhibit 10.14 from Namiot and Steven Shulman, officers of DE, dated as of the Closing Date, satisfactory in form and substance to THI and its counsel, certifying that the Financial Statements are true and correct, and accurately present the financial position of DE during that interim period.

     10.15 Accountants Letter. THI shall have received, to THI's sole satisfaction, a "comfort" letter in the form as set forth in Exhibit 10.15 from Asselin, Sweat & Hamil, independent public accountants for DE, dated as of the Closing Date, stating, among other things, that such accountants are not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor are they aware of any as of the Closing Date, or the breach of any agreement, covenant or condition required by this Agreement to be performed or complied with by DE prior to the Closing Date.

     10.16 Net Worth. The net worth (net assets - net liabilities) of DE at the Closing shall be a deficit not greater than $(180,000). For purposes of calculation under this Section 10.16, the Promissory Notes (plus accrued unpaid interest thereon) listed on Exhibit 3.2 shall be deemed a part of Members' Equity and not Liabilities of DE.

     10.17 Completion of Due Diligence. To THI's sole satisfaction, THI shall have received sufficient information and access to such information on a timely basis regarding DE. As of the date of this Agreement, certain Exhibits or Schedules required of DE to be attached hereto have not yet been prepared or assembled. Receipt and approval by THI and its counsel in THI's sole discretion at or prior to Closing, of all Exhibits and Schedules hereto is a further condition to the obligations of THI hereunder and the Closing hereof.

     10.18 Update of Exhibits. DE shall have furnished to THI as Exhibit 10.18, immediately prior to the Closing Date, an amendment to the Exhibits to this Agreement which shall update as of the Closing Date all information specifically required to be contained in the Exhibits as of the date hereof together with complete originals or copies of the documents of the kinds referred to in Section 1.2 which have come into existence between the date hereof and the Closing Date, and the information supplied in the amendment to the Exhibits shall not show the incorrectness or untruthfulness or lack of completeness in any respect of any representation or warranty made by DE as of the date hereof or as of the Closing Date, or the breach of any agreement, covenant or condition required by this Agreement to be performed or complied with by DE prior to the Closing Date.

     10.19 Agreement to Sell and Purchase Certain Businesses. At the Closing, THI shall have received an executed agreement executed by Samuel H. Lasko and Jonathan S. Lasko substantially in the form of Exhibit 10.19 attached hereto under which THI shall sell to Messrs. Lasko or their designee the businesses, assets or capital stock of those entities, as the case may be, currently conducting the businesses of THI under the name "The Lasko Family Kosher Tours" or "Terrace-Oceanside Restaurant" or in THI's wholly-owned subsidiaries, The Lasko Family Kosher Tours, Inc. The Lasko Companies, Inc., and A&E Management, Inc., and at Closing shall issue to each of Samuel H. Lasko and Jonathan S. Lasko Warrants to purchase 150,000 shares of THI Common Stock, such Warrants to be of like form and tenor as is set forth in Exhibit 3.3 attached hereto. In consideration therefor, Messrs. Lasko, and each of them, shall surrender their respective current THI Employment Agreements including but not limited to their respective options thereunder to purchase shares of THI Common Stock. The foregoing Agreement to Sell and Purchase shall be subject to the prior approval and recommendation thereof by a committee of disinterested directors of THI appointed therefor ("Committee"), the Committee's receipt of a "fairness opinion" rendered by an independent investment banking or other firm of similar expertise in appraising and evaluating such transactions, the acceptance of such "fairness opinion" by Messrs. Lasko and the affirmative vote of a majority of the THI shares voting at a meeting where such Agreement to Sell and Purchase and the Committee's recommendations are considered. The cost or expense of securing such fairness opinion shall be borne solely by THI.

     The Agreement to Sell and Purchase shall also provide that all direct revenues and expenses of the subject businesses, operations or corporations shall be allocable thereto except that no more than 80% of compensation paid to or accrued for Messrs. Lasko and none of the legal or accounting fees or expenses incurred in connection therewith shall be allocable to such businesses, assets or subsidiary corporations.

     10.20 Assignments of Passover Contracts. At or prior to Closing the current agreements under which THI operates Passover programs at the Bonaventure Resort & Spa, the Fountainebleu Hilton and the Rye Town Hilton Hotels shall have been transferred and assigned to THI's wholly owned subsidiary The Lasko Family Kosher Tours, Inc. without objection or with approval therefor from each of the respective contraparties thereto.

     11.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DE
          ---------------------------------------------

     The obligations of DE under this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by DE in its sole discretion.

     11.1 Accuracy of Representations and Warranties. All representations and warranties by THI in this Agreement shall be true as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     11.2 Performance of Agreements. THI shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

     11.3 Secretary's Certificate. DE shall have received a certificate from the Secretary of THI, substantially in the form of Exhibit 11.3 dated the Closing Date.

     11.4 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed in a manner reasonably satisfactory to DE and approved by its counsel, including but not limited to receipt by THI of the written consent to Biltmore Securities, Inc. to this Agreement as may be required under that certain Underwriting Agreement dated December 5, 1995 between THI and Biltmore Securities, Inc., the affirmative vote of a majority of the THI shareholders voting at a meeting called for such purpose, and the securing of a "fairness opinion"; and such counsel shall have been furnished with such other instruments and documents as they shall have reasonably requested.

     11.5 No Injunction. No third party injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated hereby.

     11.6 Opinion of Counsel to Buyer. DE shall have received an opinion of Fishman & Merrick, P.C., counsel to THI, addressed to DE and dated as of the Closing Date, to the effect set forth in, and substantially in the form, of
Exhibit 11.6.

     11.7 Completion of Schedules and Exhibits. As of the date of this Agreement, certain Exhibits or Schedules required of THI to be attached hereto have not yet been prepared or assembled. Receipt and approval by DE and its counsel, in DE's sole discretion, at or prior to Closing, of all such Exhibits and Schedules hereto is a further condition to the obligations of DE hereunder and the Closing hereof.

     11.8 No Material Adverse Change. DE shall confirm to its sole satisfaction that (i) there have been no material adverse changes, business, operations, assets, liabilities, management or prospects of THI; and (ii) there are no material adverse tax consequences to any of the parties to the agreement described in Section 10.19.

     12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
          INDEMNIFICATION


     12.1 Survival. The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of two
(2) years after the Closing Date and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (a) with respect to any claim, written notice of which shall have been delivered to THI, the Shareholders or DE, as the case may be, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled, and (b) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, with respect to taxes, the period shall be the applicable statute of limitations, and with respect to customer claims, the period shall be five (5) years.

     12.2 Indemnification by DE. DE hereby covenants and agrees with THI that, regardless of any investigation made at any time by or on behalf of THI or any information THI may have and, regardless of the Closing hereunder, DE shall indemnify THI and its respective directors, officers, employees and Affiliates of THI, and each of their successors and assigns (individually, a "THI Indemnified Party"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant or obligation by DE made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith) or any taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, including those that arise out of or result from the transactions contemplated by this Agreement, other than taxes relating to the conduct of the business using the Assets after the Closing Date.

     If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this Section 12.2, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any THI Indemnified Party, the Shareholders shall promptly furnish an indemnity bond reasonably satisfactory to THI to obtain the prompt release of such lien, attachment, garnishment or execution. THI shall be entitled to set off amounts owed to THI or DE under this Section 12.2 against any amounts owed, owing to or held by THI or DE to or on behalf of DE.

     12.3  Indemnification by THI.  Subject to the limitations set forth in
Section 12.1, THI hereby covenants and agrees with DE that THI shall indemnify DE and hold it harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by it resulting from any misrepresentation, breach of warranty or the nonfulfillment of any agreement, covenant or obligation by THI made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith).

     12.4 Right to Defend. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a THI Indemnified Party or DE (referred to hereinafter as an "Indemnified Party"), the indemnifying parties shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interest of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying parties and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying parties has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying parties pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article 12, for all costs and expense incurred by it in connection therewith.

     12.5 Subrogation. If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the indemnifying party at no expense to the Indemnified Party in enforcing such rights.

     13.  MISCELLANEOUS

     13.1 Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, DE and THI shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

     13.2 Termination of Agreement. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time, but not later than the Closing Date:

          (a) by mutual consent of the parties; or

          (b) by DE or THI if, through no material fault of such party so electing to terminate, the Closing shall not have occurred on or prior to March 31, 1997.

     In the event of the termination of this Agreement by any party as above provided, without material fault of any party, no party shall have any liability hereunder, including any liability for damages. In the event that a condition precedent to a party's obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive such condition precedent and proceed with the Closing.

     13.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

     13.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     13.5 Assignment. Without limitation, and without the consent, prior, written or otherwise, of DE, this Agreement and all of the rights and obligations hereunder may be assigned by THI to any entity owned or controlled by, or affiliated with it. DE shall consent in writing to any such assignment.

     13.6 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by facsimile or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

     If to THI, to:

          Terrace Holdings, Inc.
          2699 Stirling Road
          Suite C-405
          Fort Lauderdale, Florida  33312
          Facsimile:  (954) 894-0993

     With a copy to:

          Gerald L. Fishman, Esq.
          Fishman & Merrick, P.C.
          30 North LaSalle Street
          Suite 3500
          Chicago, Illinois 60602
          Facsimile: (312) 726-2649

     If to the Shareholders or DE, to:

          DownEast Frozen Desserts, LLC
          135 Walton Street
          Portland, Maine  04103
          Facsimile: (207) 773-2376

     With a copy to:

          Wilfred L. Sanders, Jr., Esq.
          Sanders & McDermott
          234 Lafayette Road
          P.O. Box 5070
          Hampton, New Hampshire  03843
          Facsimile:  (603) 926-0564

     13.7 Entire Agreement. This Agreement (including the Exhibits hereto) and the Ancillary Documents constitute the entire agreement and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit hereto or any Ancillary Documents, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

     13.8 Headings; Certain Terms. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably. As used in this Agreement, the term "DE" means collectively DownEast Frozen Desserts, LLC and Deering Ice Cream Company, unless the context otherwise requires.

     13.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     13.10 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the choice of law principles or rules thereof.

     13.11 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

     13.12 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

     13.13 Transaction Taxes. The Shareholders shall pay any and all taxes imposed upon the sale and exchange of the Common Stock and transfer of ownership thereof.

     13.14 Disclosures. Any disclosure by either party hereto pursuant to any specific provision of this Agreement shall be deemed a disclosure for all other purposes of this Agreement.

     13.15 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

     13.16  Brokers and Finders; Consultant.

          13.16.1 At or immediately after the Closing, THI shall issue Warrants to purchase 250,000 shares of its Common Stock to Biltmore Securities, Inc. as its investment banking fee in connection with this transaction. Furthermore, in recognition of his efforts successfully to negotiate and consummate this transaction, THI shall also thereupon issue Warrants to purchase 50,000 shares of its Common Stock to Bruce S. Phillips, a director of THI. The aforesaid Warrants shall be of like terms and tenor as set forth in Exhibit 3.3 attached hereto. Each party represents and warrants that except as set forth in this Section 13.16, there are no other brokers, finders or similar persons to whom compensation will be due or owing as a result of consummation of the transactions contemplated by this Agreement and each party hereby agrees to indemnify and hold the other party harmless against any such claims.

          13.16.2 Within five days after the execution and delivery of this Agreement, DE shall pay Barclay the sum of $75,000 in accordance with that certain Settlement Agreement and General Release of All Claims dated as of _______________, 1996 by and between them, a copy of which is attached hereto as Exhibit 13.16.2.A. At or immediately after the Closing, THI shall issue 75,000 shares of its common stock to Barclay Partners, LLC as and for an investment banking or finder's fee as required under that certain agreement by and between THI and Barclay Partners, LLC as set forth in
     Exhibit 13.16.2.B. With respect to such shares so issued, THI shall cause them to be covered by a registration statement subject to the terms and conditions contained in said Exhibit 13.16.2.B.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer thereunder duly authorized, on the date first above written.

                         TERRACE HOLDINGS, INC.


                         By:/s/ Samuel H. Lasko
                            --------------------------------------
                              Samuel H. Lasko, President



                         DOWNEAST FROZEN DESSERTS, LLC


                         By:/s/ Milton Namiot
                            --------------------------------------
                                Milton Namiot, Manager

                   AMENDMENT TO ASSET ACQUISITION AGREEMENT
                    BY AND BETWEEN TERRACE HOLDINGS, INC.,
                            A DELAWARE CORPORATION,
                       AND DOWNEAST FROZEN DESSERTS LLC


     This Amendment ("Amendment") to the Asset Acquisition Agreement dated as of December 9, 1996 ("Agreement") is made and entered into as of the 7th day of February, 1997, by and between Terrace Holdings, Inc., a Delaware corporation, or its assignee under Section 13.5 of the Agreement ("THI"), and DownEast Frozen Desserts LLC, a Delaware limited liability company whose sole business is the ownership and operation of Deering Ice Cream Company of Portland, Maine (collectively "DE").

     Terms not defined herein shall have the meanings ascribed to them in the Agreement.

                                   RECITALS

     WHEREAS, subsequent to the execution of the Agreement, the parties have determined that it is in their best interests and in the interests of their respective shareholders and members to amend and modify certain of the terms and conditions of the Agreement;

     WHEREAS, the parties desire to proceed with the transactions contemplated by the Agreement subject to and as modified by the terms and conditions of this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties in the Agreement and hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

                                  WITNESSETH:

I. Section 3.3 of the Agreement and Exhibit 3.3 thereto are each hereby amended to provide that the exercise price of the Warrants described therein shall not be $2.50 but shall be the greater of $1.00 per share or the closing sale price for THI common stock in the NASDAQ SmallCap Market on the day immediately prior to Closing.

     1. Section 4.1 of the Agreement is hereby amended to make the time of the Closing at 10:00 a.m. (local time), February 17, 1997, as therein stated.

     2. Section 6.5 of the Agreement is deleted in its entirety and the following inserted in its place and stead:

          "6.5 Submission of Transactions to Stockholder Vote Not Required. THI has been advised that it is not required to submit the acquisition transaction contemplated herein to its stockholders for approval. DE hereby agrees fully to cooperate with THI and, at its expense, provide all reasonable assistance and documentation as may be necessary for THI fully to comply with the applicable requirements of reporting rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and for the NASDAQ SmallCap Market with respect to any required reporting of the acquisition transaction contemplated in the Agreement for continued NASDAQ eligibility."

     3. Section 6.6(a) is amended to state that 3,312,500 shares of THI common stock are issued and outstanding.

     4. Section 9.2 of the Agreement is hereby deleted in its entirety and the following inserted in its place and stead:

          "Following the Closing hereunder, Messrs. Steven Shulman and Richard Power shall be appointed additional members of the Board of Directors of THI. Thereupon, the Board of Directors shall designate and appoint Steven Shulman as Chairman of the Board, Milton Namiot as Chief Executive Officer, Samuel Lasko as President and Jonathan Lasko as Chief Operating Officer.

          "The parties agree that at the 1997 annual meeting of THI shareholders they will nominate for election as directors the following seven persons:
     Samuel H. Lasko, Jonathan S. Lasko, Milton Namiot, Steven Shulman, Bruce Phillips, Richard Power and Bernard Rubin.

          "Following the Closing hereunder, Milton Namiot shall have direct responsibility and authority to operate the THI subsidiary owning and operating the Assets of DE and shall be the President and Chief Executive Officer of such subsidiary. Following the Closing hereunder, Messrs. Samuel and Jonathan Lasko shall have the direct authority and responsibility to operate the current THI operating subsidiaries or divisions (i.e., The Lasko Companies, Inc., A&E Management, Inc. and "The Lasko Family Kosher Tours"). Samuel Lasko shall be the President and Chief Executive Officer of each thereof and Jonathan Lasko shall be the Executive Vice President and Chief Operating Officer of each thereof."

     5. Clauses (iii) and (iv) of Section 9.5 shall each be amended to delete the number "250,000" and insert the word "all" in each place and stead thereof. In addition, the following sentence shall be added to the end of Section 9.5:

          "With respect to the shares described in clauses (iii), (iv) and (v) above, all of such shares, if and when registered, shall be subject to acceptable lock-up provisions and sale restrictions for up to twelve months with Biltmore Securities, Inc."

     6. Section 10.19 of the Agreement is hereby deleted in its entirety and the following is inserted in its place and stead:

          "10.19  Certain Agreements and Arrangements.
                  -----------------------------------

          "10.19.1. At the Closing, THI shall issue to each of Samuel H. Lasko and Jonathan S. Lasko Warrants to purchase 375,000 shares of THI common stock, such Warrants to be of like form and tenor as set forth in Exhibit
     3.3 (as amended) attached hereto. In consideration thereof, upon issuance of such Warrants, Messrs. Lasko, and each of them, shall be deemed to have surrendered their respective options to each purchase up to 750,000 shares of THI common stock, each contained in their respective Employment Agreements, and the right to receive such options contained in their respective Employment Agreements shall be of no further force or effect.

          "10.19.2 At the Closing, THI, Samuel H. Lasko and Jonathan S. Lasko shall each have executed an option agreement substantially in the form of
     Exhibit 10.19.2 attached hereto under which THI shall grant to Messrs. Lasko or their designee(s), the option to purchase the businesses, assets or capital stock of those entities currently conducting the businesses of THI under the names "The Lasko Family Kosher Tours" or "Terrace-Oceanside Restaurant" or in THI's current wholly owned subsidiaries, The Lasko Family Kosher Tours, Inc., The Lasko Companies, Inc. and A&E Management, Inc. Such option shall be exercisable by the Laskos, or either of them, at the earlier of (i) termination of either of their employment by THI; (ii) the regular time for the filing of the 1997 THI annual report on Form 10-KSB (i.e., March 31, 1998); (iii) at such time as THI securities are no longer listed on the NASDAQ Stock Market, or (iv) upon any attempt by THI to sell any such businesses, assets or capital stock to third parties. The option price shall be subject to the prior approval and recommendation thereof by a committee of disinterested directors of THI appointed therefor ("Committee") based upon the Committee's receipt of a "fairness opinion" rendered by an independent investment banking or other firm of similar expertise in appraising and evaluating such transactions and the acceptance of such "fairness opinion" by Messrs. Lasko. The cost and expense of securing such fairness opinion shall be borne by THI. The option agreement shall be presented at the 1997 annual meeting of THI shareholders for the affirmative vote of the majority of the shares present and voting at such meeting.

          "The option agreement further shall provide that if, under clause (iv) above, THI shall attempt to sell such businesses to any third party (after Messrs. Lasko shall have declined to exercise their option in connection therewith) and such third party offers to purchase for an amount less than the Laskos would have paid had they so exercised, then THI shall immediately offer the same to Messrs. Laskos at such lesser amount and if Messrs. Lasko accept, they shall be entitled to so purchase.

          "The option agreement shall also provide that all direct revenues and expenses of the subject businesses, operations or corporations shall be allocable thereto, except for the following:

               "(a) no more than 80% of compensation paid or accrued for Samuel Lasko and Jonathan Lasko shall be allocable to The Lasko Family Kosher Tours, The Lasko Companies, Inc. and A&E Management, Inc.; and

               "(b) a percentage of the legal and accounting fees and overhead equal to the percentage that the revenues of the subject businesses, operations or corporations bear to the total of such revenues of THI, including DE operations, shall be allocable to such businesses, operations or corporations."

     7. Exhibit 10.19 is hereby deleted in its entirety and Exhibit 10.19.2 inserted in its place and stead.

     8. As hereby amended, the terms, conditions, rights and obligations of the Agreement remain in full force and effect. Except as expressly provided in this Amendment, any conflict or contradiction between this Amendment and the Agreement shall be controlled by the relevant provisions of the Agreement.

     IN WITNESS WHEREOF, the parties hereof have signed this Amendment to the Agreement, or have caused this Amendment to the Agreement to be signed in their respective names by an officer thereunder duly authorized on the date and year first above written.

                                       TERRACE HOLDINGS, INC.


                                       By:/s/ Samuel H. Lasko
                                          --------------------------------------
                                          Samuel H. Lasko, President



                                       DOWNEAST FROZEN DESSERTS, LLC


                                       By:/s/ Milton Namiot
                                          --------------------------------------
                                          Milton Namiot, Manager